Exhibit 99.1

RELEASE AGREEMENT

READ IT CAREFULLY

NOTICE TO STEVEN C. ACKMANN

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it.  By signing this Release Agreement, you are agreeing to completely release Fidelity D&D Bancorp, Inc. and The Fidelity Deposit and Discount Bank and their subsidiaries, affiliates, directors and officers.  Therefore, you should consult with an attorney before signing this Release Agreement.  You have twenty-one (21) days from the day of receipt of this document to consider this Release Agreement. The twenty-one (21) days will begin to run on the day after receipt.  If you choose to sign this Release Agreement, you will have an additional seven (7) days following the date of your signature to revoke this Release Agreement, and this Release Agreement shall not become effective or enforceable until the revocation period has expired.

This Release Agreement (the “Release Agreement”) is entered into as of  August 31, 2009, by and among Fidelity D&D Bancorp, Inc. (“Corporation”), The Fidelity Deposit and Discount Bank (“Bank”) and Steven C. Ackmann (“Executive”) (collectively, the “Parties”).

WHEREAS, Executive previously was President and Chief Executive Officer of Corporation and Bank;

WHEREAS, Executive, Corporation and Bank entered into an amended and restated employment agreement dated July 11, 2007 (“Ackmann Employment Agreement”);

WHEREAS, Executive has resigned effective August 31, 2009;

WHEREAS, the Parties wish to terminate the Employment Agreement and enter into this Release Agreement; and

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

1.                                       Termination of Ackmann Employment Agreement.  Executive, Corporation, and Bank hereby mutually agree that Executive’s employment and the Ackmann Employment Agreement shall terminate and be cancelled absolutely as of August 31, 2009; provided that the Parties agree that Paragraph 11, Restrictive Covenant, of the Ackmann Employment Agreement survives termination and continues in full force and effect and is incorporated herein by reference.  The parties acknowledge that pursuant to Paragraph 6 of the Ackmann Employment Agreement, Corporation and Bank will indemnify Executive and advance expenses to the same degree as provided by the Bylaws of Corporation to members of its Board of Directors and as required under Pennsylvania and federal law, with respect to any threatened, pending or completed legal or regulatory action, suit or proceeding brought against him by reason of the fact that he was a director, officer, employee or agent of Corporation or Bank.

Executive confirms his termination of service with Corporation and Bank all of their subsidiaries, affiliates, joint ventures, partnerships, or any other business enterprises, as well as from any directorship or from any office or position with any trade group or any charitable organization which he holds on behalf of the Corporation or Bank.  Executive hereby confirms his resignation from any and all of the Corporation’s and Bank’s, and their subsidiaries’ and affiliates’ boards of directors.

Neither Corporation nor Bank, nor their successors, shall have any further obligations under the Ackmann Employment Agreement and Executive shall have no further rights under the Ackmann Employment Agreement.  Executive acknowledges that he has received all wages and other benefits due him by virtue of the Ackmann Employment Agreement.

2.                                       Consideration.  Bank shall pay Executive an amount equal to one month of his Annual Direct Salary (as defined in the Ackmann Employment Agreement) payable in periodic installments in accordance with the Bank’s normal payroll periods,   minus applicable taxes and deductions, commencing on the first payroll date after the expiration date of the Revocation Period, in consideration of signing this Release Agreement and releasing Corporation and Bank as further provided in Paragraph 3 of this Agreement.  Executive acknowledges and agrees that the benefits to be provided to Executive by Corporation pursuant to this Paragraph are, in significant and substantial part, in addition to those benefits to which he is already or would otherwise be entitled.

3.                                       Release and Waiver.

Executive, on behalf of himself, his heirs and assigns, irrevocably and unconditionally releases Corporation and Bank and their respective predecessors, successors, affiliates, subsidiaries, parents, partners, shareholders, directors, officers, agents, employees, attorneys, and all other persons or entities who could be said to be jointly or severally liable with them from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, related to Executive’s employment, termination of employment, Ackmann Employment Agreement or termination thereof, including but not limited to, any and all claims for breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral), all claims for retaliation or violation of public policy, breach of promise, detrimental reliance or tort (e.g. intentional infliction of emotional distress, defamation, wrongful termination, interference with contractual or advantageous relationship, etc), whether based on common law or otherwise; all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Federal Older Workers Benefit Protection Act, any Whistleblower provision of any statute or law, the Americans with Disabilities Act; the Employee Retirement Income Security Act of 1974, any other statute, regulation or law or amendments thereto, claims for emotional distress, mental anguish, personal injury, loss of consortium; any and all claims that may be asserted on Executive’s behalf by others (including the Equal Employment Opportunity Commission); or any other federal, state or local laws or regulations relating to employment or benefits associated with Executive’s employment.

Executive acknowledges that this Release Agreement is in full settlement of the disputed claims between the Parties.

4.                                       Acceptance Period.

The following notice is included in this Release Agreement as required by the Older Workers Benefit Protection Act:

You have up to twenty-one (21) days from the date of receipt of this release to accept the terms of this release, although you may accept it at any time within those twenty-one (21) days.  You are advised to consult with an attorney regarding this release.

The twenty-one (21) day period will begin to run on the day after Executive receives this Release Agreement.  It will then run for a full twenty-one (21) calendar days and expire at the end of the twenty-first day (the “Acceptance Period”).  In order to accept this Release Agreement, Executive must sign his name and date his signature at the end of this agreement and return it to Bank via Renee Lieux, Bybel Rutledge LLP, 1017 Mumma Road, Suite 302, Lemoyne, Pennsylvania 17043.  If the twenty-first day of the Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, Ms. Lieux’s receipt of his acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely acceptance of this Release Agreement.

5.                                       Revocation Period.  Executive has the right to revoke this Release Agreement at any time within seven (7) days from the date Executive signs and delivers this Release Agreement to Bank (the “Revocation Period”), and this Release Agreement will not become effective and enforceable until the Revocation Period has expired.  (NOTE:  The Revocation Period will begin on the day after the day on which Executive has signed this Release Agreement and delivered it to Bank.  It will then run for seven calendar days and expire at the end of the seventh day.)  In order to revoke this Release

Agreement, Executive must notify Bank in writing of his decision to revoke this Release Agreement.  Executive must ensure that Bank (via Ms. Lieux, at the address indicated in Paragraph 4 above) receives his written notice of revocation at her office in Lemoyne, Pennsylvania within the aforementioned Revocation Period.  If the seventh day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, Bank’s receipt of his notice of revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Release Agreement.  Provided that the Revocation Period expires without Executive having revoked this Release Agreement, this Release Agreement shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.

Executive further agrees that the consideration described in this Release Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether expressed or implied, that Executive may have arising out of his employment relationship, or his service as an employee or officer of Corporation or Bank, the termination of such employment relationship, the Ackmann Employment Agreement or the termination of the Ackmann Employment Agreement.  Nothing in this Release Agreement, however, shall be deemed a waiver or release of any claims arising under this Release Agreement.

6.                                       Cooperation and Non-Disparagement.  Executive agrees that he will not disparage or make derogatory comments about Corporation and Bank or any of their subsidiaries or affiliates and including their present and former officers, directors, employees, agents, or attorneys, or their business practices.  Executive also agrees not to attend any of the Corporation’s Meetings of Shareholders, submit any proposals in connection therewith, or propose, nominate, or solicit any person or persons for the office of director of the Corporation or join or participate in any group (as may be defined by the Securities and Exchange Commission) in connection therewith for five (5) years from the date of this Agreement.

Corporation and Bank will not make nor will it authorize any defamatory comments to be made regarding Executive.  Corporation and Bank, furthermore, will use its best efforts to prevent its employees and directors from making defamatory comments regarding Executive.

7.                                       Confidential Information.

a.                                       Executive agrees that he will not communicate the terms and conditions of this Release Agreement or the negotiations preceding it to any persons other than his spouse, attorneys and tax advisors.

b.                                      Executive hereby acknowledges that as a result of his employment, he has had access to, obtained, or developed certain confidential, nonpublic, and/or legally privileged information, which includes, but is not limited to: information relating to Corporation’s and Bank’s past, present or future business activities; trade secrets; financial information; technical systems; new product development; acquisition prospects and strategies; compliance matters; information contained in personnel files and medical files; the business operations; the internal structure of Corporation and Bank; the names of and any and all information, including personal consumer information requiring protection under federal financial privacy laws, respecting the past, present and prospective customers or clients of Corporation and Bank; target customers or markets; past, present or future research done by Corporation respecting the business or operations of Corporation and Bank; financial information; vendor or provider contracting arrangements; funding sources, services; systems; methods of operation; sales and marketing information; methods; procedures; referral sources, referral source information, or referral lists; revenues; costs; expenses; operating data; reimbursements; contracts; contract forms; arrangements; plans; prospects; correspondence; memoranda and office records; electronic and data processing files and records; identities, addresses, telephone numbers, electronic mail addresses, or other methods of contacting persons who might use or currently use the services of or who have been customers of Corporation and Bank (“Information”).  All such Information, marketing methods, supplies, files (closed or pending), literature, policies and procedure manuals, as well as any information regarding any and all aspects of Corporation and Bank, or being used by Corporation and Bank, are the sole and confidential property of Corporation and Bank and shall be treated as confidential.  Executive agrees to hold inviolate, not to disclose, and to keep secret all such Information and will not for any reason or purpose use, permit to be used, or disclose to any party any Information not already publicly available or otherwise considered to be in the public domain.

c.                                       If he has not already done so, Executive agrees to return to Bank, and not keep a copy of, all confidential information including, but not limited to: written information, files (including electronic files), materials, lists, or other financial information, documents, and other materials or records or writings of any type, including copies thereof, made, used or obtained by Executive in connection with his relationship with Bank.

8.                                       Corporation and Bank Not Executive’s Advisor.  Corporation and Bank make no representation or warranty, express or implied, to Executive regarding the treatment of this Release Agreement or any payments Executive may receive by virtue of or in connection with any provision of this Release Agreement, under state, federal, or local laws pertaining to income or other taxation, nor do they  provide to Executive any advice regarding the financial, investment, or legal desirability of his entering into this Release Agreement or making any elections or granting any releases referred to herein; and Executive acknowledges that it is and has been his sole and entire responsibility to explore any such aspects of this Release Agreement with attorneys and/or other advisors of his own selection, in connection with both his decision to enter into this Release Agreement and any decisions or elections which Executive may subsequently make in relation to any of the subject matter of this Release Agreement.

9.                                       Agreement Freely and Voluntarily Entered Into.  Executive warrants and represents that he has signed this Release Agreement after an opportunity for review and consultation with legal counsel of his choice and that he understands this Release Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby.

10.                                 Executive’s Representations.  In connection with his entering into this Release Agreement, and as an inducement for Corporation and Bank to enter into this Release Agreement, Executive hereby represents the following matters:

a.                                       That Executive has carefully read and fully understands all of the provisions of this Release Agreement; and

b.                                      That Executive has had such time as Executive deemed necessary to review, consider, and deliberate as to the terms of this Release Agreement.

11.                                 Severability.  Should any provision(s) of this Release Agreement be determined, in a proceeding to enforce or interpret this Release Agreement, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do not constitute all or substantially all of the undertakings by either Executive or Corporation and Bank, the remainder of this Release Agreement shall continue in full force and effect.

12.                                 Notices.  Unless otherwise provided in this Release Agreement, any notice required or permitted to be given under this Release Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive’s residence, in the case of notices to Executive, and to the principal executive offices of Corporation and Bank in the case of notices to Corporation and Bank.

13.                                 Choice of Law.  This Release Agreement shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

14.                                 Complete Written Settlement.  This Release Agreement expresses a full and complete settlement of all disputes between Executive and Corporation and Bank and their subsidiaries.  Executive agrees that there are absolutely no agreements or reservations relating to termination of Executive’s employment and Executive’s release of Corporation and Bank that are not clearly expressed in writing herein.  This Release Agreement may not be modified except in writing signed by all Parties hereto.  Executive further agrees that the consideration described herein is the only severance that he will receive with regard to his termination of employment.

15.                                 Binding on Successors and Assigns.  This Release Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

16.                                 Counterparts.  This Release Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

IN WITNESS WHEREOF, the Parties have executed this Release Agreement as of the date first written above.

ATTEST:		FIDELITY D&D BANCORP, INC.

/s/ Irene Campbell	By:	/s/ Patrick J. Dempsey
Patrick J. Dempsey, Chairman

FIDELITY DEPOSIT AND DISCOUNT BANK

/s/ Irene Campbell	By:	/s/ Patrick J. Dempsey
Patrick J. Dempsey, Chairman

WITNESS:		EXECUTIVE

/s/ Barbara Shimkus		/s/ Steven C. Ackmann
Steven C. Ackmann